                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 7, 1997, incorporated by reference in the Joint Proxy Statement/Prospectus of Dean Witter, Discover & Co. and Morgan Stanley Group Inc. that is made part of the Registration Statement on Form S-4 for the registration of securities of Dean Witter, Discover & Co.

ERNST & YOUNG LLP

New York, New York
April 11, 1997